Exhibit 5.1

March 25, 2021

Akers Biosciences, Inc.

1185 Avenue of the Americas

3rd Floor

New York, NY 10036

Ladies and Gentlemen:

We have acted as counsel to Akers Biosciences, Inc., Inc., a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by the Company, in connection with the offer and sale from time to time, on a delayed or continuous basis, pursuant to Rule 415 of the Act, by (a) the Company of up to $100,000,000 in an initial aggregate amount of (i) shares (the “Primary Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, no par value per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (iv) units comprised of one or more shares of Common Stock, Preferred Stock or Warrants in any combination (the “Units” and, with the Primary Shares, the Preferred Stock, the Warrants collectively being referred to herein as the “Primary Securities”), and (b) the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement, of up to 20,273,989 shares of Common Stock, which are comprised of (i) 7,792,961 shares (the “Shares”) of our Common Stock issued to the Selling Stockholders on November 17, 2020, (ii) 1,972,972 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of the pre-funded warrants (the “Pre-Funded Warrants”), comprised of 1,040,540 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, and 932,432 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued subsequently to a Selling Stockholder in lieu of cancellation of 932,432 shares of Common Stock previously issued, (iii) 9,765,933 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of the warrants (the “Investor Warrants”), (iv) 390,368 shares of Common Stock (the “Katalyst Warrant Shares”) issuable upon the exercise of warrants (the “Katalyst Warrants”) issued to Katalyst Securities LLC and their designees (“Katalyst”), (v) 255,135 shares of Common Stock (the “November HCW Warrant Shares”) issuable upon the exercise of certain warrants (the “November HCW Warrants”) issued to designees of H.C. Wainwright & Co., LLC (“HCW”), and (vi) 96,620 shares of common stock (the “August HCW Warrant Shares” and, together with the Investor Warrant Shares, the Pre-Funded Warrant Shares, the Katalyst Warrant Shares and the November HCW Warrant Shares, the “Warrant Shares”) issuable upon exercise of the placement agent warrants issued to the designees of HCW on August 13, 2020 (the “August HCW Warrants” and, together with the Investor Warrants, the Pre-Funded Warrants, the Katalyst Warrant and the November HCW Warrants the “Warrants”). The Investor Warrants, the Pre-Funded Warrants, the Katalyst Warrant, the November HCW Warrants, and the August HCW Warrants are collectively referred to herein as the “Outstanding Warrants”. The securities offered by the Selling Stockholders are collectively referred to herein as the “Secondary Securities”. The Primary Securities and the Secondary Securities are collectively referred to herein as the “Securities” and each, a “Security”.

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Phone: 212.659.7300

Fax: 212.918.8989

The Primary Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof (“Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the specimen of the Common Stock certificate; (v) the Outstanding Warrants and (vi) such other certificates, statutes, records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company or Selling Stockholders contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or Selling Stockholders.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreement or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that prior to, or in connection with, the issuance of any Primary Securities or resale of any Secondary Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) a Prospectus Supplement will have been prepared and filed with the Commission properly describing the Primary Securities offered thereby; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (vi) all Primary Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vii) all Secondary Securities will be resold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any; (viii) there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance upon exercise of the Outstanding Warrants; (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (x) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xi) in connection with the sale of any Units, any required unit agreement relating to the Units (a “Unit Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xii) at the time of any offering or sale of any Primary Shares or shares of Preferred Stock, the Company will have such number of Primary Shares or shares of Preferred Stock, as set forth in such offering or sale, authorized, created and available for issuance and (xiii) a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be enforceable obligations of the parties thereto.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.	When: (a) the Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of resolutions duly authorizing the issuance and delivery of the Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s), (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s) and (c) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company.

2.	Upon: (a) due adoption by the Board of Directors of the Company of resolutions to duly establish a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law, (b) filing by the Company of a certificate of designation with the Secretary of State of the State of Delaware in accordance with and as required by applicable law, (c) due adoption by the Board of Directors (or a committee thereof) of the Company of resolutions duly authorizing the issuance and delivery of Preferred Stock in form and content as required by applicable law and (d) issuance and delivery of, and payment for, such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of Warrants exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

3.	Upon adoption by the Board of Directors (or a committee thereof) of the Company of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of Primary Shares and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such Primary Shares (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any Warrants exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

4.	Upon adoption by the Board of Directors (or a committee thereof) of the Company of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of the Units and upon issuance and delivery of and payment for such Units in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such Units will constitute valid and legally binding obligations of the Company.

5.	The Secondary Securities, when issued upon exercise of the Outstanding Warrants in accordance with the terms of the applicable warrant agreement, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law, and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions set forth above, we have assumed that, at the time of the issuance, authentication and delivery of a series of Primary Securities, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Primary Securities, (iii) all third party consents required in connection with the sale of the Primary Securities will have been received by the Company, (iv) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (v) none of the particular terms of a series of Primary Securities will violate any applicable law or the terms of any applicable governing documents and (vi) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the New Jersey Business Corporation Act and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP